Exhibit T3A-17.1

TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004

CERTIFICATE OF INCORPORATION
(SECTION 7)

The REGISTRAR of CORPORATE AFFAIRS, of the British Virgin Islands HEREBY CERTIFIES, that pursuant to the BVI Business Companies Act, 2004, all the requirements of the Act in respect of incorporation having been complied with,

Digicel (BVI) Limited

BVI COMPANY NUMBER: **1433911**

is incorporated in the BRITISH VIRGIN ISLANDS as a BVI BUSINESS COMPANY, this 21st day of September, 2007.

REGISTRAR OF CORPORATE AFFAIRS
FSC
BVI FINANCIAL SERVICES COMMISSION

SGD

for **REGISTRAR OF CORPORATE AFFAIRS**
21st day of September, 2007

CERTIFIED A TRUE COPY BY THE REGISTRAR OF CORPORATE AFFAIRS

for **REGISTRAR OF CORPORATE AFFAIRS**
5th day of December, 2011